NEITHER THIS SPRINGING WARRANT NOR THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS SPRINGING WARRANT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS SPRINGING WARRANT NOR THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS SPRINGING WARRANT MAY BE TRANSFERRED EXCEPT AS PROVIDED IN
SECTION 3 OF THIS SPRINGING WARRANT.



                                SPRINGING WARRANT
                           to Purchase Common Stock of
                         Advanced Materials Group, Inc.


     Subject to the occurrence of the conditions set forth in Section 8 hereof, this Springing Warrant certifies that Trilon Dominion Partners, L.L.C., a Delaware limited liability company, or registered assigns (the "Holder"), is entitled to subscribe for and purchase from Advanced Materials Group, Inc., a Nevada corporation (the "Company"), all or any part of duly authorized, validly issued, fully paid and nonassessable shares of the Company's common stock, $.001 par value per share (the common stock, including any stock into which it may be changed, reclassified, or converted, is herein referred to as the "Common Stock"), as comprise 30,000 Units (as defined and as adjusted below) at a purchase price per Unit equal to the closing sales price for the Common Stock on the date this Springing Warrant becomes exercisable pursuant to Section 8 hereof. (the "Exercise Price"). The Springing Warrant may be exercised only as provided in Section 8 hereof.

     This Springing Warrant is issued pursuant to Amendment No. 2 to Credit Agreement, dated as of December 15, 1995, by and between the Company and the Holder (the "Amendment No. 2"). Amendment No. 2 amends a certain Credit Agreement dated as of September 21, 1994, by and between the Company and Dominion Capital, Inc., a Virginia corporation, as amended by Amendment No. 1 dated as of January 13, 1995 (the "Credit Agreement"). Pursuant to Amendment No. 2, the Holder has agreed, among other things, to increase the aggregate amount of credit available to the Company from $700,000 to $1,000,000.

     This Springing Warrant is subject to the following provisions, terms and conditions:

     Section 1.     EXERCISE OF SPRINGING WARRANT.

     To exercise this Springing Warrant in whole or in part, the Holder shall deliver to the Company at its principal office in Rancho Dominguez, California, (a) a written notice, in substantially the form of the Subscription Notice appearing at the end of this Springing Warrant, of the Holder's election to exercise this Springing Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (b) cash or a certified check payable to the Company, or by cancellation of indebtedness of the Company to the Holder hereof, if any, at the time of exercise, including any portion of the promissory note, dated as of the date hereof, bearing interest at the prime rate published in THE WALL STREET JOURNAL (Eastern Edition) plus 5%, in the aggregate principal amount of $1,000,000 made by the Company in favor of the Holder, in an amount equal to the aggregate purchase price of the number of shares of Common Stock being purchased and (c) this Springing Warrant. The Company shall as promptly as practicable, and in any event within 15 days thereafter, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in such notice. The stock certificate or certificates so delivered shall be in the denomination of 100 shares each or such lesser or greater denomination as may be specified in such notice and shall be issued in the name of the Holder or such other name as shall be designated in such notice. Such certificate or certificates shall be deemed to have been issued and the Holder or any other person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares as of the date such notice is received by the Company as aforesaid. If this Springing Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to the Holder a new Springing Warrant evidencing the rights of the Holder to purchase the remaining shares of Common Stock called for by this Springing Warrant, which new Springing Warrant shall in all other respects be identical to this Springing Warrant, or, at the request of the Holder, appropriate notation may be made on this Springing Warrant and the same returned to the Holder. The

Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of such stock certificates and new Springing Warrants, except that, in case such stock certificates or new Springing Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer taxes that are payable upon the issuance of such stock certificate or certificates or new Springing Warrants shall be paid by the Holder at the time of delivering the notice of exercise mentioned above.

     All shares of Common Stock issued upon the exercise of this Springing Warrant shall be validly issued, fully paid and nonassessable and, if the Common Stock is then listed on a national securities exchange or quoted on an automated quotation system, shall be duly listed or quoted thereon.

     The Company shall not be required upon any exercise of this Springing Warrant to issue a certificate representing any fraction of a share of Common Stock, but, in lieu thereof, shall pay to the Holder cash in an amount equal to a corresponding fraction (calculated to the nearest 1/100 of a share) of the purchase price of one share of Common Stock as of the date of receipt by the Company of notice of exercise of this Springing Warrant.

     Section 2.     TRANSFER, DIVISION AND COMBINATION.

     The Company agrees to maintain at its principal office in Rancho Dominguez, California, books for the registration and transfer of this Springing Warrant, and, subject to the provisions of Section 3 hereof, this Springing Warrant and all rights hereunder are transferable, in whole, on such books at such office, upon surrender of this Springing Warrant at such office, together with a written assignment of this Springing Warrant duly executed by the Holder or his agent or attorney and funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and payment, the Company shall execute and deliver a new Springing Warrant or Springing Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Springing Warrant shall promptly be canceled. A Springing Warrant may be exercised by a new holder for the purchase of shares of Common Stock without having a new Springing Warrant issued.

     This Springing Warrant may be divided or combined with other Springing Warrants upon presentation hereof at such principal office in Rancho Dominguez, California together with a written notice specifying the names and denominations in which new Springing Warrants are to be issued, signed by the Holder or his agent or attorney. Subject to compliance with the preceding paragraph as to any transfer that may be involved in such division or combination, the Company shall execute and deliver a new Springing Warrant or Springing Warrants in exchange for the Springing Warrant or Springing Warrants to be divided or combined in accordance with such notice.

     Section 3. RESTRICTIONS ON EXERCISE AND TRANSFER OF SPRINGING WARRANTS AND COMMON STOCK.

     This Springing Warrant shall be exercisable (a) only under circumstances such that the issue of Common Stock issuable upon such exercise is exempt from the requirements of registration under the Securities Act of 1933, as amended (or any similar statute then in effect) (the "1933 Act") and any applicable state securities law or (b) upon registration of such Common Stock in compliance therewith. This Springing Warrant shall be transferable only under circumstances such that the transfer is exempt from the requirements of registration under the 1933 Act and any applicable state securities law. By acceptance hereof, the Holder agrees to comply with such legislation.

     Before any transfer or attempted transfer of all or any part of this Springing Warrant or such Common Stock, the Holder shall give the Company written notice of its intention so to do describing briefly the manner of any such proposed transfer. Promptly after receiving such written notice, the Company shall present copies thereof to Company counsel and, if the Company requests the Holder to designate special counsel therefor, to any special counsel designated by the Holder that is reasonably satisfactory to the Company. If, in the opinion of counsel for the Company and counsel, if any, for the Holder, the proposed transfer may be effected without registration under the 1933 Act and any applicable state securities law of any such securities, the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the securities proposed to be transferred may be transferred in accordance with the terms of such notice. The Company shall not be required to effect any such transfer before the receipt of such favorable opinion or opinions or the effectiveness of registration.

     Section 4.     CERTAIN COVENANTS.

     The Company covenants and agrees that it will at all times reserve and set apart and have, free from preemptive rights, a number of shares of authorized but unissued Common Stock, or other stock or securities deliverable pursuant to this Springing Warrant, sufficient to enable it at any time to fulfill all its obligations hereunder.

     Section 5.     NOTICES.

     In the event that:

          (a) the Company proposes to pay any dividend payable in stock (of any class or classes) or in Convertible Securities, as defined below, upon its Common Stock or make any distribution (other than ordinary cash dividends) to the holders of its Common Stock,

          (b) the Company proposes to grant to the holders of its Common Stock generally any rights or options,

          (c) the Company proposes to effect any capital reorganization or reclassification of capital stock of the Company,

          (d) the Company proposes to consolidate with, or merge into, any other corporation or to transfer its property as an entirety or substantially as an entirety, or

          (e) the Company proposes to effect the liquidation, dissolution or winding up of the Company,

then the Company shall cause notice of any such intended action to be given to all holders of record of outstanding Springing Warrants not less than 30 days before the date on which the transfer books of the Company shall close or a record shall be taken for such stock dividend, distribution or granting of rights or options, or the date when such capital reorganization, reclassification, consolidation, merger, transfer, liquidation, dissolution or winding up shall be effective, as the case may be.

     Any notice or other document required or permitted to be given or delivered to holders of record of Springing Warrants shall be delivered by facsimile, reliable courier or first-class mail postage prepaid to each such holder at the last address shown on the books of the Company maintained for the registry and transfer of the Springing Warrants. Any notice or other document required or permitted to be given or delivered to holders of record of Common Stock issued pursuant to Springing Warrants shall be delivered by facsimile, reliable courier or first-class mail postage prepaid to each such holder at such holder's address as the same appears on the stock records of the Company. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered by facsimile, reliable courier or first-class mail postage prepaid to the principal office of the Company, at Houston, Texas, or delivered to the office of one of the Company's executive officers at such address, or such other address as shall have been furnished by the Company to the holders of record of such Springing Warrants and the holders of record of such Common Stock.

     Section 6.     LIMITATION OF LIABILITY; NOT SHAREHOLDERS.

     No provision of this Springing Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive dividends or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matter whatsoever as shareholders of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of Holder for the purchase price or as a shareholder of the Company, whether such liability is asserted by the Company, creditors of the Company or others.

     Section 7.     LOSS, DESTRUCTION, ETC. OF SPRINGING WARRANT.

     Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Springing Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Springing Warrants, the Company will make and deliver a new Springing Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Springing Warrant. Any Springing Warrant issued under the provisions of this Section 7 in lieu of any Springing Warrant alleged to be lost, destroyed or stolen, or of any mutilated Springing Warrant, shall constitute an original contractual obligation on the part of the Company.

     Section 8. EXERCISE OF SPRINGING WARRANT; UNITS ISSUABLE UPON EXERCISE; EXPIRATION OF SPRINGING WARRANT.

          (a) This Springing Warrant shall become exercisable only in the event that the principal amount, plus all accrued and unpaid interest, on that certain Promissory Note, dated December 15, 1995, issued by the Company to the Holder, a copy of which is attached hereto as EXHIBIT A (the "Note"), shall not be paid in full on or before June 30, 1997.

          (b) Upon the occurrence of the event described in Section 8(a), this Springing Warrant shall be exercisable for 30,000 Units, at any time after the date of such occurrence and on or prior to July 1, 2002. If the principal amount plus all accrued and unpaid interest on the Note shall not be paid in full by no later than the first day of the first calendar month following the Maturity Date, the number of Units for which this Springing Warrant shall be exercisable shall increase by 30,000 Units, and in respect of such 30,000 Units shall be exercisable therefor at any time after such first day of such first calendar month and on or before 5:00 p.m., New York, New York time, on the fifth anniversary of such day, and for so long as any portion of the principal or accrued and unpaid interest remains outstanding shall increase by an additional 30,000 Units on the first day of each calendar month thereafter, and, in each case, in respect of which 30,000 Units shall be exercisable therefor at any time on or after such first day of such first calendar month and on or before 5:00 p.m., New York, New York time, on the fifth anniversary of such day.

          (c) The Holder of this Springing Warrant is hereby authorized by the Company to record on the grid attached to this Springing Warrant any increase in the number of Units to be issued upon exercise of this Springing Warrant.

          (d) A "Unit" shall as of each day that this Springing Warrant becomes exercisable for Units in accordance with the provisions of Section 8(b), consist initially of one share of Common Stock of the Company as such stock is constituted on such date, subject to adjustment as set forth herein.

          (e) The Holder of this Springing Warrant covenants and agrees to surrender the Springing Warrant to the Company for cancellation in the event the outstanding principal amount of the Note, plus all accrued and unpaid interest, is paid in full on or prior to the Maturity Date.

     Section 9. ADJUSTMENT OF NUMBER OF SHARES ISSUABLE PURSUANT TO THIS SPRINGING WARRANT

     The number of shares of Common Stock comprising a Unit shall be subject to adjustment from time to time as follows:

          (a) EFFECT OF "SPLIT-UPS" AND "SPLIT-DOWNS" STOCK DIVIDENDS. If at any time or from time to time the Company shall subdivide as a whole, by reclassification, by the issuance of a stock dividend on the Common Stock payable in Common Stock, or otherwise, the number of shares of Common Stock, with or without par value, the number of shares of Common Stock comprising a Unit that may be purchased hereunder shall be increased proportionately as of the effective or record date of such action. The issuance of such a stock dividend shall be treated as a subdivision of the whole number of shares of Common Stock outstanding immediately before the record date for such dividend into a number of shares equal to such whole number of shares so outstanding plus the number of shares issued as a stock dividend. In case at any time or from time to time the Company shall combine as a whole, by reclassification or otherwise, the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock, with or without par value, the number of shares of Common Stock comprising a Unit that may be purchased hereunder shall be reduced proportionately as of the effective date of such action.

          (b) EFFECT OF CERTAIN DIVIDENDS. If on any date the Company makes a distribution to holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of its indebtedness or assets, the number of shares of Common Stock theretofore comprising a Unit shall be adjusted as at the close of business on said date to a number determined by multiplying the number of shares theretofore comprising a Unit by a fraction, the numerator of which shall be the Current Price immediately prior to such distribution, and the denominator of which shall be such Current Price minus the fair market value (as determined by a single qualified appraiser (which shall be either a national accounting firm or a national or regional major investment bank) selected by mutual agreement between the Company and the Holder) of the portion of the assets or evidences of indebtedness so to be distributed to one share of Common Stock.

          (c) EFFECT OF MERGER OR CONSOLIDATION. If the Company shall, while this Springing Warrant remains outstanding, enter into any consolidation with or merge into any other corporation wherein the Company is not the continuing corporation, or wherein cash or securities of a corporation other than the Company are distributable to holders of Common Stock of the Company, or sell or convey its property as an entirety or substantially as an entirety, and in connection with such consolidation, merger, sale or conveyance, shares of stock or cash or other securities shall be issuable or deliverable in exchange for the Common Stock of the Company, the Holder shall thereafter be entitled to purchase pursuant to this Springing Warrant (in lieu of the number of shares of Common Stock that the Holder would have been entitled to purchase or acquire immediately before the effective date of such consolidation, merger, sale or conveyance) the shares of stock or cash or other securities to which such number of shares of Common Stock would have been entitled at the time of such consolidation, merger, sale or conveyance, at an aggregate purchase price equal to that which would have been payable if such number of shares of Common Stock had been purchased upon exercise of a Springing Warrant immediately prior thereto. In case of any such consolidation, merger, sale or conveyance, appropriate provision (as determined by a resolution of the Board of Directors of the Company) shall be made with respect to the rights and interests thereafter of the Holder, to the end that all the provisions of this Springing Warrant (including adjustment provisions) shall thereafter be applicable as nearly as reasonably practicable, in relation to such stock or other securities.

          (d) REORGANIZATION AND RECLASSIFICATION. In case of any capital reorganization or any reclassification of the capital stock of the Company (except as provided in Section 9(a) hereof) while this Springing Warrant remains outstanding, the Holder shall thereafter be entitled to purchase pursuant to this Springing Warrant (in lieu of the number of shares of Common Stock comprised in the number of Units that the Holder would have been entitled to purchase immediately before such reorganization or reclassification) the shares of stock of any class or classes or other securities or cash or property to which such number of shares of Common Stock comprised in such number of Units would have been entitled if such shares of Common Stock had been purchased immediately before such reorganization or reclassification. In case of any such reorganization or reclassification, appropriate provision (as determined by resolution of the Board of Directors of the Company) shall be made with respect to the rights and interests thereafter of the Holder, to the end that all the provisions of this Springing Warrant (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities or property.

          (e) ADJUSTMENT OF UNIT AFTER A "DILUTING ISSUE". If on any date on or after the date of this Springing Warrant any additional shares of Common Stock (other than shares of Excluded Stock) shall be issued for a consideration per share (or, in the case of any transactions contemplated in paragraphs (2) or (3) of this Section 9(e), shall be deemed to be issued for a Presumed Consideration per share) less than the Current Price on the date such Common Stock was issued or deemed to have been issued, the number of shares of Common Stock theretofore comprising a Unit shall be adjusted as at the close of business on such date to a number equal to the product (computed to the nearest ten thousandth of a share) resulting from the multiplication of (i) the total number of shares of Common Stock comprising a Unit immediately before such adjustment by (ii) a fraction, the numerator of which is the Current Price on the date such Common Stock was issued or deemed to have been issued, and the denominator of which is the consideration received (or, without duplication, the Presumed Consideration deemed to have been received) per share for such additional shares so issued.

     For the purpose of this Section 9(e), the following provisions shall be applicable with respect to the issuance of additional shares of Common Stock and the computation set forth in the immediately preceding paragraph:

          (1) STOCK DIVIDENDS, ETC. In case any additional shares of Common Stock shall be issued as a dividend on Common Stock, the number of shares of Common Stock comprising a Unit shall be adjusted as provided in Section 9(a) hereof.

          In case any additional shares of Common Stock shall be issued as a dividend on any class of stock of the Company other than Common Stock, or in case any obligations or stock convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable obligations or stock being hereinafter called "Convertible Securities") shall be issued as a dividend on any class of stock of the Company, such shares of Common Stock or Convertible Securities shall be deemed to have been issued without consideration on the day next succeeding the date for the determination of stockholders entitled to such dividend.

          (2) RIGHTS OR OPTIONS BELOW CURRENT PRICE. In case the Company shall on or after the date of this Springing Warrant grant any rights or options (other than those exercisable for Excluded Stock) to subscribe for or to purchase additional shares of Common Stock or Convertible Securities, and the Presumed Consideration per share received and receivable by the Company for such additional shares under such rights or options or pursuant to the terms of such Convertible Securities shall be less than the Current Price in effect immediately prior to the time of the granting of such rights or options, the maximum number of additional shares of Common Stock issuable pursuant to such rights or options or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the granting of such rights or options, and the Company shall be deemed to have received the Presumed Consideration therefor. No adjustment (except as provided in paragraph (4) of this Section 9(e)) shall be made upon the actual issuance of Common Stock upon the exercise of rights or options referenced in this paragraph (2) or the conversion of Convertible Securities referenced in this paragraph (2).

          (3)  SECURITIES CONVERTIBLE BELOW CURRENT PRICE.  In case:

                (i) the Company shall issue any Convertible Securities (other than those convertible into Excluded Stock or pursuant to the exercise of rights or options therefor in respect of which an adjustment shall have theretofore been made under the foregoing paragraph (2)), and

               (ii) the Presumed Consideration per share for additional shares of Common Stock issuable pursuant to the terms of such Convertible Securities shall be less than the Current Price in effect immediately prior to the time of the issuance of such Convertible Securities, then the issuance of such Convertible Securities shall be deemed to be an issuance (as of the date of issuance of such Convertible Securities) of the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities, and the Company shall be deemed to have received the Presumed Consideration therefor as of the date of issuance of such Convertible Securities. No further adjustment, except as provided in paragraph (4) of this Section 9(e), shall be made upon the actual issuance of Common Stock upon the conversion of Convertible Securities.

          (4) SUPERSEDING ADJUSTMENT OF NUMBER OF SHARES OF COMMON STOCK COMPRISING A UNIT. If, at any time after any adjustment of the shares of Common Stock comprising a Unit shall have been made on the basis of shares of Common Stock deemed to be issued by reason of the provisions of the foregoing paragraphs (2) or (3) of this Section 9(e) on the basis of the granting of certain rights or options or the issuance of certain Convertible Securities, or after any new adjustments of the shares of Common Stock comprising a Unit shall have been made on the basis of shares of Common Stock deemed to be issued by reason of the provisions of this paragraph (4), such rights or options or the right of conversion or exchange in any such Convertible Securities (for which, or purchased pursuant to any rights or options for which, such an adjustment shall previously have been made) shall expire, and a portion of such rights or options, or the right of conversion or exchange in respect of a portion of such Convertible Securities, as the case may be, shall not have been exercised, then such previous adjustment shall be rescinded and annulled and the shares of Common Stock that were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled, shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a re-computation shall be made of the effect of such rights or options or such Convertible Securities on the basis of:

                (i) treating the number of additional shares of Common Stock, if any, theretofore actually issued pursuant to the exercise of such expired rights or options or such expired right of conversion or exchange, as having been issued on the date or dates of such exercise for the consideration actually received therefor (computed as provided in paragraph (6) of this Section 9(e)); and

               (ii) treating the maximum number of additional shares of Common Stock, if any, thereafter issuable pursuant to the conversion or exchange of any Convertible Securities actually issued or issuable pursuant to the previous exercise of such rights or options as having been issued as of the date of the granting of such rights or options and treating the Presumed Consideration therefor as received as of such date;

and, on such basis, such new adjustment, if any, of the number of shares of Common Stock comprising a Unit shall be made as may be required by the first paragraph of this Section 9(e), which new adjustment shall supersede the previous adjustment so rescinded and annulled for the Springing Warrant exercised after such new adjustment.

          (5) EFFECT OF "SPLIT-UP" OR "SPLIT-DOWN" ON "DEEMED ISSUED" SHARES. Upon the effective or record date for any subdivision or combination of the Common Stock of the character described in Section 9(a) hereof, including the issuance of a stock dividend which is treated as such a subdivision under paragraph (1) of this Section 9(e), the number of the shares of Common Stock which are at the time deemed to have been issued by virtue of paragraphs (2), (3) or (4) of this Section 9(e), but have not actually been issued, shall be deemed to be increased or decreased proportionately.

          (6) COMPUTATION OF CONSIDERATION AND PRESUMED CONSIDERATION. For the purposes of this Section 9:

               (i) The consideration received by the Company upon the actual issuance of additional shares of Common Stock shall be deemed to be the sum of the amount of cash and the fair value of property (as determined by a single qualified appraiser (which shall be either a national accounting firm or a national or regional major investment bank) selected by mutual agreement between the Company and the Holder as at the time of issue or "deemed issue" in the case of the following paragraph (ii)) received or receivable by the Company as the consideration or part of the consideration (v) at the time of issuance of the Common Stock, (w) for the issuance of any rights or options upon the exercise or conversion of which such Common Stock was issued,
          (x) for the issuance of any rights or options to purchase Convertible Securities upon the conversion of which such Common Stock was issued,
          (y) for the issuance of the Convertible Securities upon conversion of which such Common Stock was issued and (z) at the time of the actual exercise of such rights, options or conversion privileges upon the exercise or conversion of which such Common Stock was issued, in each case without deduction for commissions and expenses incurred by the Company for any underwriting of, or otherwise in connection with the issue or sale of, such rights, options, Convertible Securities or Common Stock, but after deduction of any sums paid by the Company in cash upon the exercise of, and pursuant to, such rights, options or conversion privileges in respect of fractional shares of Common Stock;

               (ii) The consideration deemed to have been received by the Company for additional shares of Common Stock deemed to be issued pursuant to rights, options and conversion privileges by reason of transactions of the character described in paragraphs (2), (3) and
          (4)(ii) of this Section 9(e) (herein called the "Presumed Consideration" therefor) shall be the consideration (determined as provided in the foregoing paragraph (i)) that would be received or receivable by the Company at or before the actual issue of such shares of Common Stock so deemed to be issued, if all rights, options and conversion privileges necessary to effect the actual issue of the number of shares deemed to have been issued had been exercised (successively exercised in the case of rights or options to purchase Convertible Securities), and the minimum consideration received or receivable by the Company upon such exercise had been received; all computed without regard to the possible future effect of anti-dilution provisions on such rights, options and/or conversion privileges.

     (f) STATEMENT OF ADJUSTMENT OF UNIT AND CURRENT PRICE. Whenever the number of shares of Common Stock comprising a Unit is adjusted pursuant to any of the foregoing provisions of this Section 9, the Company shall promptly prepare a written statement signed by the chief executive officer of the Company, setting forth the adjustment in the number of shares comprising a Unit purchasable hereunder, determined as provided in this Section, and the amount of the then effective Current Price, and in reasonable detail the facts requiring such adjustment and the calculation thereof. Such statement shall be filed among the permanent records of the Company and a copy thereof shall be furnished to the Holder without request and shall at all reasonable times during business hours be open to inspection by the Holder. The Company shall also promptly cause a notice, stating that such an adjustment has been effected and setting forth the increased or decreased number of shares purchasable and the amount of the then effective Current Price, to be delivered by facsimile, reliable courier or first-class mail postage prepaid to the Holder.

     (g) DETERMINATION BY THE BOARD OF DIRECTORS. All determinations by the Board of Directors of the Company under the provisions of this Section 9 shall be made in good faith with due regard to the interests of the Holder and the other holders of securities of the Company and in accordance with good financial practice, and all valuations made by the Board of Directors of the Company under the terms of this Section 9 must be made with due regard to any market quotations of securities involved in, or related to, the subject of such valuation.

     (h) DEFINITIONS. For all purposes of this Section 9 and this Springing Warrant, unless the context otherwise requires, the following terms have the following respective meanings:

          "COMMON STOCK": (i) the Company's presently authorized Common Stock as such class exists on the date of this Springing Warrant; and (ii) stock of the Company of any class thereafter authorized that ranks, or is entitled to a participation, as to assets or dividends, substantially on a parity with Common Stock.

          "COMPANY": Advanced Materials Group, Inc., a Nevada corporation, and any other corporation assuming the Company's obligations with respect to this Springing Warrant pursuant to this Section 9.

          "CONVERTIBLE SECURITIES":  the meaning specified in Section 9(e)(1).

          "CURRENT PRICE": per share of Common Stock, the amount equal to the quotient resulting from dividing (i) the Exercise Price per Unit herein provided by (ii) the number of shares (including any fractional share) of Common Stock comprising a Unit on such date.

          "EXCLUDED STOCK": shares of Common Stock issued (i) upon exercise of this Springing Warrant or that certain Warrant to purchase shares of Common Stock of the Company dated the date hereof issued by the Company to the initial Holder of this Springing Warrant (the "Warrant"), (ii) in respect of which an adjustment is required to be made pursuant to Section 9(a),
     (b), (c) or (d) hereof, (iii) pursuant to the exercise or conversion of any options, warrants, convertible securities or other securities issued and outstanding on the date hereof.

          "PRESUMED CONSIDERATION":  the meaning specified in Section
     9(e)(6)(ii).

     Section 10.  REGISTRATION RIGHTS.

          (a) REGISTRABLE STOCK. As used in this Section 10, the term "Registrable Stock" shall mean (i) all shares of Common Stock that may be issued upon exercise of the Springing Warrant (and all shares of Common Stock that may thereafter be issued in respect of such Springing Warrant) and (ii) all shares of Common Stock that may be issued upon exercise of the Warrant (and all shares of Common Stock that may thereafter be issued in respect of such Warrant).

          References in this Springing Warrant to rules, regulations and forms promulgated by the Securities and Exchange Commission shall include rules, regulations and forms succeeding to the functions thereof, whether or not bearing the same designation.

          The rights and obligations of the Company and the Holder with respect to the Registrable Stock set forth in this Section 10 shall supersede any registration rights and obligations of the Company and the Holder existing prior to the date hereof with respect to the Registrable Stock.

          (b) REQUEST FOR REGISTRATION. If the Company shall receive a written request (specifying that it is being made pursuant to this Section 10(b)) from the holders of more than 50% of the Registrable Stock that the Company file a registration statement under the 1933 Act, or a similar document pursuant to any other statute then in effect corresponding to the 1933 Act covering the registration of at least 50% of the Registrable Stock, then the Company shall promptly notify all other holders of Registrable Stock of such request and shall use its reasonable best efforts to cause all Registrable
Stock that holders have requested be registered to be registered under the 1933 Act.

          Notwithstanding the foregoing, (i) the Company shall not be obligated to effect a registration pursuant to this Section 10(b) during the period starting with the date 60 days prior to the Company's estimated date of filing of, and ending on a date 180 days following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith; and (ii) if the Company shall furnish to such holders a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed six months.

          The Company shall be obligated to effect only two registrations pursuant to this Section 10(b). Any request for registration under this Section 10(b) must be for a firmly underwritten public offering to be managed by an underwriter or underwriters of recognized national standing reasonably acceptable to the Company.

          (c) COMPANY REGISTRATION. Subject to Section 10(g), if at any time the Company proposes to register any of its Common Stock under the 1933 Act in connection with the public offering of such securities solely for cash on a form that would also permit the registration of the Registrable Stock, the Company shall, each such time, promptly give each holder of Registrable Stock written notice of such determination. Upon the written request of any holder, given within 20 days after mailing of any such notice by the Company, the Company shall use its reasonable best efforts to cause to be registered under the 1933 Act all of the Registrable Stock that each such holder has requested be registered.

          (d) OBLIGATIONS OF THE COMPANY. Whenever required under Sections 10(b), 10(c) or 10(j) to use its reasonable best efforts to effect the registration of any Registrable Stock, the Company shall, as expeditiously as reasonably possible:

          (1) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Stock and use its reasonable best efforts to cause such registration statement to become and remain effective; PROVIDED, HOWEVER, that in connection with any proposed registration intended to permit an offering of any securities from time to time (I.E., a so-called "shelf registration"), the Company shall in no event be obligated to cause any such registration to remain effective for more than 90 days;

          (2) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement;

          (3) furnish to the holders of Registrable Stock such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Stock owned by them; and

          (4) use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky Laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement.

          (e) FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 10 that the holders of Registrable Stock shall furnish to the Company such information regarding them, the Registrable Stock held by them and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

          (f) EXPENSES OF DEMAND REGISTRATION. All expenses incurred in connection with a registration pursuant to Sections 10(b) or 10(c) (excluding underwriters' discounts and commissions),including, without limitation, all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling holders, shall be borne by the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 10(b) if the registration request is subsequently withdrawn, unless the holders agree to forfeit their right to demand registration pursuant to Section 10(b).

          (g) UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 10(c) to include any of the holders' Registrable Stock in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it or them, and then only in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities that all holders request to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, the Company shall only be required to include in the offering so many of the securities of the selling holders as the underwriters believe will not jeopardize the success of the offering, shall so advise all selling holders of Registrable Stock and the number of shares of securities that are entitled to be included in the offering and underwriting shall be allocated first, to the Company for securities being sold for its own account, second, among all such selling holders of Registrable Stock and, third, among all other selling stockholders, in each case in proportion, as nearly as practicable, to the respective total amounts of securities owned by said selling holders of Registrable Stock and other selling stockholders.
If any selling holder of Registrable Stock or any other selling stockholder disapproves of the terms of any such underwriting, he, she or it may elect to withdraw therefrom by written notice to the Company and the underwriter.

          (h) DELAY OF REGISTRATION. No holders of Registrable Stock shall have any right to take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 10.

          (i) INDEMNIFICATION. In the event any shares of Registrable Stock are included in the registration statement under this Section 10:

               (1) to the extent permitted by law, the Company will indemnify and hold harmless each holder of Registrable Stock requesting or joining in a registration, any underwriter (as defined in the 1933
          Act) for it and each person, if any, who controls such holder or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the 1933 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse each such holder, such underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 10(i)(1) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such holder, underwriter or controlling person;

               (2) to the extent permitted by law, each holder requesting or joining in a registration will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act and each agent and any underwriter for the Company (within the meaning of the 1933 Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such holder expressly for use in connection with such registration; and each such holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 10(i)(2) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld); and

               (3) promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this paragraph, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this paragraph.

          (j)  REGISTRATIONS ON FORM S-3.

               (1) If (i) a holder or holders of Registrable Stock request in writing (specifying that the request is being made pursuant to this Section 10(j)) that the Company file a registration statement on Form S-3 under the 1933 Act ("Form S-3") (or any successor form to Form S-3 regardless of its designation) for a public offering of shares of the Registrable Stock, the reasonably anticipated aggregate price to the public of which would exceed
     $500,000, and (ii) the Company is a registrant entitled to use Form
     S-3 to register such shares, then the Company shall use its reasonable best efforts to cause such shares to be registered on Form S-3 (or any successor form to Form S-3); PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration pursuant to this
     Section 10(j)) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the holders pursuant to this Section 10(j).

               (2) All expenses incurred in connection with a registration requested pursuant to Section 10(j)(1), including, without limitation, all registration, qualification, printing and accounting fees, and reasonable fees and disbursements of counsel for the selling holder or holders and counsel for the Company, shall be borne by the Company.

               (3) Holders' rights to registration under this Section 10(j) are in addition to, and not in lieu of, their rights to registration under Sections 10(b) and 10(c).

          (k) TERMINATION OF THE COMPANY'S OBLIGATIONS. The Company shall have no obligations pursuant to Sections 10(b), 10(c) or 10(j) as to any holder after the Company has included Registrable Stock of such holder in two registrations pursuant to Sections 10(b), 10(c) or 10(j); PROVIDED, HOWEVER, that if such holder has requested that all of its Registrable Stock be registered under such sections, but such holders shall be prohibited from selling all of such stock by virtue of Section 10(g), then such holder's rights shall not be restricted by the provisions of this Section 10(k) until such time as it has had an opportunity to sell all of its Registrable Stock.

          (l) REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the holders of Registrable

Stock the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the Securities and Exchange Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company agrees to use its reasonable best efforts to:

          (1) make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to 90 days after the effective date of the first registration statement covering an underwritten public offering filed by the Company;

          (2) file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the 1933 Act and the Securities Exchange Act of 1934 (the "1934 Act"); and

          (3) furnish to any holder so long as such holder owns any of the Registrable Stock forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of said first registration statement filed by the Company), and of the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing any holder of any rule or regulation of the Securities and Exchange Commission permitting the selling of any such securities without registration.

          (m) LOCKUP AGREEMENT. In consideration for the Company's agreeing to its obligations under this Section 10, the holder of Registrable Stock agrees in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any Registrable Stock (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 90 days) from the effective date of such registration as the Company or the underwriters may specify.

          (n) CERTAIN LIMITATIONS IN CONNECTION WITH FUTURE GRANTS OF REGISTRATION RIGHTS. From and after the date hereof, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of registration rights unless such agreement:

               (1)  includes the equivalent of Section 10(m) as a term; and

               (2) includes a provision that, in the case of a public offering involving an underwritten registered offering under Section 10(c), protects the holders of Registrable Stock if marketing factors require a limitation on the number of securities to be included in the underwriting in the manner in which the Company is protected under
          Section 10(g).

          (o) TRANSFER OF REGISTRATION RIGHTS. The registration rights of the Holder of the Springing Warrant under this Section 10 may be transferred to any transferee who acquires at least 20% of the then outstanding shares of Registrable Stock, or the Springing Warrant; PROVIDED, HOWEVER, that the Company is given written notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Section 10 are being assigned.

     Section 11.   AMENDMENTS.

          (a) Other than in respect of Section 10 hereof, neither this Springing Warrant nor any term hereof may be changed, waived, discharged or terminated orally or in writing, provided that any term of this Springing Warrant may be amended or the observance of such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Company and the holders of Springing Warrants that are exercisable for a number of Units that represent in the aggregate at least a majority of the total number of Units for which all Springing Warrants are then exercisable (whether or not the holder of this Springing Warrant consents).

          (b) Neither Section 10 of this Springing Warrant nor Section 10 of the Warrant nor any term of either of such Sections 10 may be changed, waived, discharged or terminated orally or in writing, provided that any term of Section 10 of this Springing Warrant and any term of Section 10 of the Warrant may be amended or the observance of such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Company and the holders of Springing Warrants and Warrants that are exercisable for a number of Units that represent in the aggregate at least a majority of the total number of Units for which all Springing Warrants and all Warrants are then exercisable (whether or not the holder of this Springing Warrant consents).

     Section 12.    GOVERNING LAW.

     This Springing Warrant shall be governed by the laws of the State of New York without regard to its conflict of laws, principles or rules.










     IN WITNESS WHEREOF, the Company has caused this Springing Warrant to be signed in its name by its duly authorized officer.


Dated:    December ___, 1995


                              ADVANCED MATERIALS GROUP, INC.



                              By:_______________________________
                                 George R. Pache
                                 Chief Financial Officer

                               SUBSCRIPTION NOTICE


     The undersigned, the Holder, hereby elects to exercise purchase rights represented by such Springing Warrant for, and to purchase thereunder, _____________________ shares of the Common Stock covered by such Springing Warrant and herewith makes payment in full therefor of $_________ cash and/or by cancellation of $___________________ of indebtedness of the Company to the Holder hereof and requests that certificates for such shares (and any securities or property deliverable upon such exercise) be issued in the name of and delivered to _____________ whose address is __________________________
_________________________________.

     The undersigned agrees that, in the absence of an effective registration statement with respect to Common Stock issued upon this exercise, the undersigned is acquiring such Common Stock for investment and not with a view to distribution thereof and that the certificate or certificates representing such Common Stock may bear a legend substantially as follows:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. UNLESS THEY ARE SOLD PURSUANT TO RULE 144 PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SAID ACT, THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.


Dated:


                              _________________________________
                              Signature guaranteed:

                                   ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the rights represented by the foregoing Springing Warrant of _______________________ and appoints ________________________ ________________________ attorney to transfer said rights on the books of said corporation, with full power of substitution in the premises.


Dated:


                                   ______________________________
                                   Signature guaranteed:




NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Springing Warrant in every particular, without alteration or enlargement or any change whatsoever.

                UNITS ISSUED UPON EXERCISE OF SPRINGING WARRANT



     This Springing Warrant entitles the holder hereof to purchase the number of shares of Common Stock as comprise the number of Units set forth below.


Date of Default         Increase         Total Units         Notation
    on Note             in Units         Outstanding          Made by
---------------         --------         -----------         --------
































                       TRILON DOMINION PARTNERS, L.L.C.
                         250 PARK AVENUE, SUITE 2020
                           NEW YORK, NEW YORK 10017




                                          December __, 1995



Advanced Materials Group, Inc.
1240 East 230th Street
Carson, California 90745
Attn:  Jerry E. Fullerton

Gentlemen:

   Reference is made to that certain Credit Agreement dated as of September 21, 1994, between Trilon Dominion Partners, L.L.C. (the "LLC") and Advanced Materials Group, Inc. ("Advanced Materials"), as amended as of January 13, 1995 and as of December __, 1995 (as so amended, the "Credit Agreement"). Capitalized terms used herein that are defined in the Credit Agreement are so used as therein defined.

   The parties hereby acknowledge and agree that during the term of the $1,000,000 credit facility (the "Facility") made available by the LLC to Advanced Materials pursuant to the Credit Agreement (such term is hereinafter referred to as the "Consultancy Term"), Advanced Materials shall engage the LLC to provide management consulting services and certain employees of the LLC (hereinafter, the "Consultant") shall render such consulting services to Advanced Materials upon the following terms and conditions:

   1. In consideration for the consulting services rendered by the Consultant to Advanced Materials pursuant to this Letter Agreement, Advanced Materials shall pay the Consultant a fee in the amount of One Thousand Five Hundred Dollars ($1,500.00) per month (the "Fee"), payable on the first day of each month during the Consultancy Term; PROVIDED, HOWEVER, that in the event such Consultancy Term begins prior to December 31, 1995, the pro rata portion of the Fee for the month of December shall be due and payable at such time.

Advanced Materials, Inc.
Page 2
December __, 1995


   2. Advanced Materials shall promptly reimburse the Consultant for reasonable travel and other related expenses incurred by the Consultant pursuant to its engagement hereunder.

   3. The parties hereto acknowledge and agree that nothing herein shall constitute Consultant an employee, officer or agent of Advanced Materials and, consequently, the payment of the Fee hereunder shall not be subject to applicable federal or state withholdings.

   Please acknowledge your agreement with the forgoing by countersigning this letter and returning it to the undersigned by facsimile and regular mail.

                                      Sincerely,

                                      TRILON DOMINION PARTNERS, L.L.C.

                                      By:  VC Holdings, Inc., its
                                           Managing Member



                                      By:  _________________________
                                           Ronald W. Cantwell
                                           President


ACCEPTED AND AGREED:

ADVANCED MATERIALS, INC.



By:  _____________________________
     Name:
     Title: